EXHIBIT 16.1

September 12, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by CE Casecnan Water and Energy Company, Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CE Casecnan Water and Energy Company, Inc. dated September 12, 2008.   We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Isla Lipana & Co.
Isla Lipana & Co.